BOOKSoAoMILLION(R)                                                 News Release
402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:     Richard S. Wallington
             Chief Financial Officer
             (205) 942-3737


               BOOKS-A-MILLION, INC. REPORTS HOLIDAY SALES RESULTS
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                      Comparable Store Sales Increased 4.1%
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          Increases Earnings Guidance for Fourth Quarter and Full Year

     BIRMINGHAM, Ala. (January 4, 2006) - Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced that sales for the nine-week period ended December 31, 2005, totaled $123.9 million compared with $113.8 million during the same period of fiscal 2005, an increase of 8.9%. Comparable store sales for the period increased 4.1% compared with the same period of fiscal 2005.

     For the first 11 months of fiscal 2006, sales increased 6.3% to $467.0 million from $439.3 million in the year-earlier period. Comparable store sales for the first 11 months of fiscal 2006 increased 3.3% compared to the same period of fiscal 2005.

     Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "We are very pleased with our sales for the holiday season. Our merchandise and marketing strategies, combined with solid execution in the stores, allowed us to achieve these results. Sales highlights for the season included very strong sales of cookbooks from Rachael Ray and Paula Deen, titles related to The Chronicles of Narnia, the game book category fueled by the Sudoku phenomenon, and the continued growth of the religious and inspirational books."

     Fourth quarter and full-year results will be released in mid-March 2006. Because of our strong performance during the holiday season, we are increasing our fourth quarter and full-year earnings guidance. The revised earnings guidance for the fourth quarter is $0.65 to $0.68 per diluted share, versus the previous guidance of $0.59 to $0.61 per diluted share. Full year earnings guidance has been revised to $0.76 to $0.79 per diluted share versus the previous guidance of $0.70 to $0.72 per diluted share. The previous and revised guidance for the full fiscal year include the gain of $0.05 per diluted share from insurance recoveries recorded during the third quarter of fiscal 2006.

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 210 stores in 19 states and the District of Columbia. The Company operates four distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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